UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2008

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 4, 2008, MasTec, Inc. (“MasTec”), as guarantor, MasTec North America, Inc., a Florida corporation and wholly owned subsidiary of MasTec (“MasTec North America”), as buyer, Wanzek Construction, Inc., a North Dakota corporation (“Wanzek”) and the shareholders of Wanzek entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which MasTec North America agreed to purchase (the “Acquisition”) all of the issued and outstanding shares of Wanzek’s capital stock (the “Shares”) for approximately $200 million in cash and the assumption of approximately $15 million in indebtedness. The purchase price is subject to a minimum net working capital requirement and other adjustments as set forth in the Purchase Agreement.

In the Purchase Agreement, the parties are providing customary representations, warranties, and covenants. In addition, the Purchase Agreement contains indemnification provisions whereby the buyer and seller agree to indemnify the other for breaches of representations and warranties, covenants and other matters, in some cases subject to certain specified limits.

The transaction is subject to certain closing conditions, including, among others, those relating to the accuracy of the representations and warranties, delivery of certain ancillary agreements (including an escrow agreement for $21.5 million dollars of the purchase price), and entry into certain agreements between MasTec North America and Wanzek employees, including certain undertakings with regard to confidentiality and non-competition. The transaction is not conditioned on MasTec obtaining financing for the Acquisition. However, MasTec North America or Wanzek may terminate the Purchase Agreement if the closing has not occurred by January 2, 2009. Under certain circumstances if the closing does not occur, MasTec North America would be obligated to pay Wanzek’s shareholders a termination fee of $10.75 million, which represents 5% of the purchase price, plus up to $4 million of Wanzek’s and Wanzek’s shareholders’ reasonable and documented out-of-pocket expenses. MasTec expects the Acquisition to close in MasTec’s fourth fiscal quarter.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

On October 6, 2008, MasTec issued a press release regarding the Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this report on Form 8-K.

On October 6, 2008, MasTec also issued a press release with updated 2008 earnings guidance, as well as 2009 guidance. A copy of the Company’s press release is furnished as Exhibit 99.2 to this report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 8.01	Other Events.

The audited financial statements of Wanzek Construction, Inc. (“Wanzek”) as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 and unaudited financial statements of Wanzek as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Stock Purchase Agreement dated October 4, 2008 among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc., and the shareholders of Wanzek.

23.1	Consent of Eide Bailly LLP

99.1	Press Release dated October 6, 2008

99.2	Press Release dated October 6, 2008

99.3	Historical Financial Statements of Wanzek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: October 6, 2008	By:	/s/ C. Robert Campbell
	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated October 4, 2008 among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc., and the shareholders of Wanzek

23.1	Consent of Eide Bailly LLP

99.1	Press Release dated October 6, 2008

99.2	Press Release dated October 6, 2008

99.3	Historical Financial Statements of Wanzek